[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.
Exhibit 10.2
    SUBLEASE AGREEMENT

    THIS SUBLEASE AGREEMENT (“Sublease”) is made and entered into to be effective as of the 8th day of November 2025 (the “Effective Date”) between SALCOMP MANUFACTURING USA INC., a Texas corporation (hereinafter called “Sublessor”), Enphase Energy, Inc. (hereinafter called “Sublessee”):

    W I T N E S S E T H:

    WHEREAS, [*], a Delaware limited liability company (hereinafter called the “Prime Lessor”), as Landlord, and [*], a Delaware limited liability company (the “Prime Sublessor”), as Tenant, have previously entered into that certain Lease Agreement dated October 23, 2020 (the “Prime Lease”) concerning the lease of certain real property located at 2400 Centennial Drive, Arlington, Texas and more particularly described in the Prime Lease (the “Project”) ;

    WHEREAS, Prime Sublessor, as Sublandlord, and Sublessor, as Subtenant, have previously entered into that certain Sublease dated January 5, 2023 (the “Prime Sublease”) concerning the subleasing of a portion of the Project as depicted in the Prime Sublease and shown on Exhibit C attached hereto and made a part of for all purposes (the “Premises”);

    WHEREAS, Sublessee desires to sublease from Sublessor, and Sublessor desires to sublease to Sublessee, the Premises (the “Subleased Premises”).

    NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Sublessor and Sublessee hereby agree as follows:

    ARTICLE I
    PRIME LEASE

    1.01    Sublease Subject to Prime Lease and Prime Sublease. This Sublease shall be subject and subordinate to the Prime Lease, a copy of which is attached hereto as Exhibit A and made a part hereof for all purposes as if fully set forth herein, and to the Prime Sublease, a copy of which is attached hereto as Exhibit B and made a part hereof for all purposes as if fully set forth herein.

    1.02    Compliance with Prime Sublease. Sublessor represents and warrants to Sublessee that Sublessor shall perform and observe the covenants, conditions, and terms of the Prime Sublease on the part of the “Subtenant” as defined in the Prime Lease to be performed and observed with respect to the Subleased Premises . Neither party shall do anything that would create a breach of any of the terms or conditions of the Prime Sublease or permit the Prime Sublease to be cancelled or terminated. In the event of the expiration or earlier termination of the Prime Sublease for any reason whatsoever, this Sublease shall automatically terminate.

Enphase Confidential

    1.03    Services. Sublessee hereby acknowledges and agrees that the only services, amenities and rights to which Sublessee is entitled under this Sublease are those to which Sublessor is entitled under the Prime Sublease with respect to the Subleased Premises (subject to all the provisions, restrictions and conditions imposed of the Prime Sublease). Sublessor shall in no event be liable to Sublessee for Prime Lessor’s or Prime Sublessor’s failure to provide any such services, amenities and rights nor shall any such failure be construed as a breach hereof by Sublessor or an eviction of Sublessee or entitle Sublessee to an abatement of any of the rentals under this Sublease, except and only to the extent that Sublessor receives an abatement under the Prime Sublease with respect thereto, and then only the extent allocable to the Subleased Premises.

    1.04    Exercise of Rights and Remedies Under Prime Sublease. Sublessee shall not have the right to institute any action or proceeding against Prime Lessor or Prime Sublessor for the enforcement of the Prime Sublease. If Prime Lessor or Prime Sublessor shall default in the performance of any of its obligations under the Prime Lease or Prime Sublease, Sublessor shall, upon the written request of Sublessee and at Sublessee's sole cost and expense, use its diligent good faith efforts to enforce the Prime Lease and/or Prime Sublease (as applicable) and obtain Prime Lessor’s and/or Prime Sublessor’s (as applicable) compliance with its obligations thereunder.

    ARTICLE II
    DEMISE AND DESCRIPTION

    2.01    Demise of Subleased Premises. Subject to and upon the terms and conditions set forth herein, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor for the term and the purposes herein set forth, all of Sublessor's right, title and interest in and to the use and occupancy of the Subleased Premises arising under the Prime Sublease.

    2.02    Condition of the Subleased Premises. Sublessee is leasing the Subleased Premises “as-is”, and, by taking possession of the Subleased Premises shall be deemed to have accepted the Subleased Premises as in good order and condition. Sublessee shall maintain the Subleased Premises in good repair and tenantable condition during the continuance of this Sublease in accordance with the requirements of the Subtenant for the Premises under the Prime Sublease.

    ARTICLE III
    TERM; SURRENDER OF POSSESSION

    3.01    Term and Termination. The “Term” of this Sublease shall commence on November 8, 2025 (the “Commencement Date”) and shall expire upon the expiration or earlier termination of the Prime Sublease.

    3.02    Surrender of the Subleased Premises. Upon the expiration or termination of this Sublease, Sublessee must: (i) surrender to Sublessor any keys, electronic ID cards, and other access devices to the Subleased Premises at the place then fixed hereunder for payment of rent and other charges hereunder to Sublessor or such other place designated by Sublessor; (ii) remove all of

Sublessee’s trade fixtures and other personal property from the Subleased Premises; (iii) surrender the Subleased Premises in “broom clean” condition and in compliance with the terms and conditions of the Prime Sublease pertaining to surrender of the Subleased Premises (if the Term of this Sublease expires or terminates prior to the expiration or termination of the Prime Sublease, then those surrender obligations that apply to the Subleased Premises at the expiration or earlier termination of the Prime Sublease shall still apply with respect to Sublessee’s surrender obligations under this Sublease); (iv) except for reasonable wear and tear resulting from normal use, surrender the Subleased Premises and fixtures in the same condition in which Sublessee received them; and (v) deliver the Subleased Premises to Sublessor free and clear of any and all hazardous materials and substances so that the condition of the Subleased Premises conforms at such time with all applicable environmental laws, ordinances, rules and regulations. In the event of holdover, Sublessee will be obligated to pay each month during the holdover period a monthly installment of Rent equal to the monthly installment of holdover Rent required to be paid by Sublessor, as subtenant, under the Prime Sublease. No holding over by Sublessee shall extend the Term. If Sublessee remains in possession beyond the expiration of the Term, Sublessee will indemnify, defend, and hold Sublessor harmless against any loss, liability, damage, cost, or expense (including attorneys’ fees and costs of litigation), or any claim therefor, sustained by Sublessor by reason of such holding over, incurred by Sublessor in connection with the exercise by Sublessor of its remedies against Sublessee, claimed by Prime Sublessor pursuant to the Prime Sublease or otherwise resulting from any inability or delay in delivering possession to Prime Sublessor. The foregoing indemnity shall survive the expiration or earlier termination of this Sublease.

    ARTICLE IV
    RENT

    4.01    Base Rent. Sublessee hereby agrees to pay “Base Rent” for the Subleased Premises in the monthly installments as set forth below:

From	To	Rate/Month	Total Rent
11/8/2025	1/31/2026	$ 152,388	$ 426,686
2/1/2026	1/31/2027	$ 156,959	$ 1,883,508
2/1/2027	1/31/2028	$ 161,668	$ 1,940,016
2/1/2028	1/31/2029	$ 166,518	$ 1,998,216
2/1/2029	1/31/2030	$ 171,514	$ 2,058,168
2/1/2030	1/31/2031	$ 176,659	$ 2,119,908
$ 10,426,502

If the Commencement Date does not fall on the first day of a calendar month, the first installment of Base Rent shall be prorated based on the actual number of days remaining in the month in which the Commencement Date occurs.

    4.02    Additional Rent. Sublessee shall also pay to Sublessor monthly as “Additional Rent” the Sublessee’s proportionate share of the other amounts payable monthly by Sublessor for the Subleased Premises as set forth in the Prime Sublease.

    4.03    Payment of Rentals. Each monthly installment of Base Rent and Additional Rent (together, “Rent”) due to Sublessor under this Sublease shall be payable in advance, without notice, by Sublessee at least five (5) business days prior to the first day of each calendar month during the Term at Sublessor's address set forth below in Section 10.02 or at such other place as Sublessor shall designate in writing from time to time. In the event Sublessee is late in the payment of Rent, Sublessor shall have all of the rights and remedies available to Sublessor under the Prime Sublease.

    ARTICLE V
USE; ACCESS

    5.01    The Subleased Premises shall be used for the Permitted Uses (as defined in the Prime Sublease). Sublessee shall conduct its business, occupy the Subleased Premises and comply with all laws, ordinances, orders, rules and regulations as required by the Prime Sublease, and shall not use the Subleased Premises in any way that will conflict with the Prime Sublease nor with any law, statute, ordinance, or governmental rule, regulation, or requirement of duly constituted public authorities now in force or which may be hereafter enacted or promulgated.

    5.02    Sublessee shall permit Sublandlord to access the Subleased Premises at reasonable times and upon reasonable advance notice to inspect and examine the Subleased Premises for compliance with the terms of this Sublease. At Sublessee’s option, Sublandlord and its agents and/or employees shall be accompanied by personnel designated by Sublessee during any such access to the Subleased Premises, and Sublandlord and its agents and/or employees shall at all times while on the Subleased Premises comply with any health, safety, and environmental policies imposed by Sublessee and communicated to Sublandlord in writing.

    5.03    Sublessee shall keep the Subleased Premises free and clear of all liens arising out of Sublessee’s operations on or about the Subleased Premises and any contractors, subcontractors, vendors, or suppliers supplying work or material to the Subleased Premises in connection with work being performed by or at the request of Sublessee or Sublessee’s contractors.

    5.04    Sublessee shall be solely responsible for payment of all utilities and related charges servicing the Subleased Premises, including without limitation electricity, gas, water, sewer, internet, waste disposal, and any other utility or service used in or supplied to the Subleased Premises, whether billed directly by the provider or invoiced by Sublessor.

    5.05    Sublessee shall, at its sole cost and expense, be responsible for all maintenance, repair, and janitorial services required to keep the Subleased Premises (including all fixtures, systems, and equipment located therein) in good order, condition, and repair, reasonable wear and tear excepted. Sublessee shall maintain any existing third party service contracts covering the Subleased Premises or shall engage comparable service providers to ensure the continuation of routine maintenance and repair services without interruption. Sublessor shall have no obligation to maintain or repair the Subleased Premises or any part thereof during the Term, except to the extent required under the Prime Sublease.

ARTICLE VI
    QUIET ENJOYMENT

    Provided Sublessee has performed all of the terms, covenants agreements and conditions of this Sublease, including the payment of Rent and all other sums due hereunder, Sublessee shall peaceably and quietly hold and enjoy the Subleased Premises against Sublessor and all persons claiming by, through or under Sublessor, for the term herein described, subject to the provisions and conditions of this Sublease and of the Prime Sublease.
ARTICLE VII
    ASSIGNMENT AND SUBLETTING

    Sublessee shall not, without the prior written consent of Sublessor and Lessor, assign, transfer, mortgage, pledge, hypothecate or encumber this Sublease or any interest herein or sublet the Subleased Premises or any part thereof, except as otherwise permitted under the Prime Sublease. Any such assignment or subletting without such consent by Sublessor shall be void. Any such consent by Sublessor to any such assignment or subletting shall not release Sublessee from any of Sublessee's obligations hereunder or be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person.

    ARTICLE VIII
INDEMNIFICATION,
SUBLESSEE'S INSURANCE REQUIREMENT

    8.01    INDEMNITY. (A) SUBLESSEE SHALL INDEMNIFY SUBLESSOR FOR AND DEFEND SUBLESSOR FROM AND AGAINST ALL CLAIMS (INCLUDING COSTS AND EXPENSES AND REASONABLE LEGAL FEES FOR DEFENDING SUCH CLAIMS) RAISED BY THIRD PARTIES, EXCEPT TO THE EXTENT RESULTING FROM SUBLESSOR’S OR ITS AGENTS’ NEGLIGENT ACTS OR OMISSIONS OR WILLFUL MISCONDUCT OR A BREACH BY SUBLESSOR OF THIS SUBLEASE OR THE PRIME SUBLEASE, TO THE EXTENT ARISING OUT OF OR OTHERWISE RELATING TO (I) SUBLESSEE’S USE OR OCCUPANCY OF THE SUBLEASED PREMISES; OR (II) ANY ACT OR OMISSION BY SUBLESSEE THAT

WOULD CONSTITUTE A BREACH OR DEFAULT BY SUBLESSEE IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THIS SUBLEASE AND/OR THE PRIME SUBLEASE.

    (B) SUBLESSOR SHALL INDEMNIFY SUBLESSEE FOR AND DEFEND SUBLESSEE FROM AND AGAINST ALL CLAIMS (INCLUDING COSTS AND EXPENSES AND REASONABLE LEGAL FEES FOR DEFENDING SUCH CLAIMS) RAISED BY THIRD PARTIES, EXCEPT TO THE EXTENT OF SUBLESSEE’S OR ITS AGENTS’ NEGLIGENT ACTS OR OMISSIONS OR WILLFUL MISCONDUCT OR A BREACH BY SUBLESSEE OF THIS SUBLEASE OR THE PRIME SUBLEASE, TO THE EXTENT ARISING OUT OF OR OTHERWISE RELATING TO (I) THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SUBLESSOR OR ITS AGENTS, OR (II) A BREACH BY SUBLESSOR OF THIS SUBLEASE OR THE PRIME SUBLEASE.

    8.02    Insurance Requirement. Sublessee shall maintain, at all times during this Sublease, insurance meeting all of the requirements of Article IX of the Prime Lease. Sublessee shall provide Sublessor with a certificate of Sublessee's insurance prior to Sublessee's occupancy of the Subleased Premises and shall upon Sublessor's request make a copy of Sublessee's insurance policies available to Sublessor for its review to confirm the required coverages. Sublessor and Lessor shall be named as additional insureds on Sublessee's liability policy. All insurance policies required to be maintained by Sublessee hereunder must be written by insurance companies reasonably satisfactory to Sublessor.

    8.03    Survival. The provisions of this Article VIII shall survive any expiration or termination of this Sublease.

ARTICLE IX
    DEFAULTS AND REMEDIES

    If Sublessee fails and neglects to fully perform any of the covenants contained herein, then it shall be in default of this Sublease. Upon such default, Sublessor shall have all other rights available to Prime Lessor under the Prime Sublease.

    ARTICLE X
    MISCELLANEOUS

    10.01    Amendment. No amendment, modification or alteration of the terms hereof shall be binding unless the same shall be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

    10.02    Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and given by (a) hand delivery and shall be deemed given on the date of delivery, (b) registered or certified mail and shall be deemed given the third day following the date of mailing, or (c) overnight delivery by reputable overnight delivery service such as Federal Express or UPS and shall be deemed given the following day. All notices shall be addressed to the parties as follows (or to any other address that Sublessor or Sublessee shall designate in writing):

        If to Sublessor:

Salcomp Manufacturing USA Corp 2400 Centennial Drive Arlington, TX 76011 Attn: [*] Co-Chief Executive Officer Email: [*]

        If to Sublessee:

Enphase Energy, Inc. 47281 Bayside Parkway Fremont, CA 94538 Attn: [*] SVP, Operations and Manufacturing Email: [*]
    10.03    Successors and Assigns. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with the terms of this Sublease.

    10.04    Time of the Essence. Time is of the essence in the performance by Sublessee of its obligations hereunder.

    10.05    Brokerage Commissions. Sublessor and Sublessee hereby represent and warrant each to the other that they have not employed any agents, brokers or other such parties in connection with this Sublease, and each agrees that they shall hold the other harmless from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party.

    10.06    Entire Agreement. The terms and provisions of all Schedules and Exhibits described herein and attached hereto are hereby made a part hereof for all purposes. This Sublease constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Sublease.

    10.07    Authority. Each party hereto warrants, represents and covenants to the other that (a) it has full right and authority to execute, deliver and perform this Sublease, (b) the person executing this Sublease on behalf of the representing party was authorized to do so and (c) upon request, the representing party will deliver satisfactory evidence of the due authorization, execution and delivery of this Sublease by such party.

    10.08    Severability. If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by law.

    10.09    Counterparts. This Sublease may be executed in counterparts, each of which shall be deemed an original and such counterparts together shall constitute one and the same instrument. Any signature transmitted via facsimile (or other electronic means) or other electronic signature shall be deemed an original and be binding upon the parties hereto (it being agreed that facsimile or other electronic signatures shall have the same force and effect as an original signature).

    10.10 Prime Lessor's and Prime Sublessor’s Consent Required. Sublessee acknowledges that, pursuant to the provisions of the Prime Lease and the Prime Sublease, Sublessor is required to obtain the Prime Lessor's and the Prime Sublessor’s written consent to this Sublease, and accordingly, that the effectiveness of this Sublease, including all obligations of Sublessor and Sublessee hereunder, is expressly subject to Sublessor obtaining such consent. If Sublessor has not obtained and delivered written consent of both the Prime Lessor and Prime Sublessor to this Sublease, Sublessee shall have the right to terminate this Sublease immediately upon written notice to Sublessor at any time prior to such delivery.

    10.11    Exhibits. The Exhibits attached hereto is incorporated into and made a part of this Sublease for all purposes.

    10.12    Only Sublessor/Sublessee Relationship. Nothing contained in this Sublease will be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Sublessor and Sublessee, it being expressly understood and agreed that nothing contained in this Sublease will be deemed to create any relationship between Sublessor and Sublessee other than the relationship of sublessor and sublessee.

    10.13    SB17 - Designated Countries. Sublessee represents, warrants, and certifies to Sublessor that it (a) does not meet any of the ownership, control, or headquarters criteria listed in Subchapter H, Chapter 5 of the Texas Property Code (“Subchapter H”), including Section 5.253 thereof, (b) is not a governmental entity of a Designated Country (as defined in Subchapter H), (c) is not an individual prohibited from purchasing, acquiring, owning or leasing real property under Subchapter H, (d) is not an Organization (as defined in Subchapter H) or a Company (as defined in Subchapter H) that is (1) headquartered in a Designated Country, (2) directly or indirectly held or controlled by the government of a Designated Country, (3) owned by or the majority of stock or other ownership interest of which is held or controlled by individuals described in Subdivision (4) of Section 5.253 of Subchapter H, or (4) designated by the Governor of the State of Texas under Section

5.254 of Subchapter H, and (e) has not otherwise been designated by the Governor of the State of Texas as being prohibited from purchasing, acquiring, owning or leasing real property under Subchapter H. If the foregoing representations are untrue at any time during the Term, Sublessee shall notify Sublessor immediately in writing, and default under this Sublease will be deemed to immediately have occurred, without the necessity of notice delivered by or to Sublessee. SUBLESSEE HEREBY AGREES TO DEFEND (WITH COUNSEL REASONABLY ACCEPTABLE TO SUBLESSOR), INDEMNIFY AND HOLD HARMLESS SUBLESSOR FROM AND AGAINST ANY AND ALL LOSSES ARISING FROM OR RELATED TO ANY SUCH BREACH OF THE FOREGOING CERTIFICATIONS, REPRESENTATIONS, WARRANTIES AND COVENANTS. The provisions of this Section shall survive the termination or earlier expiration of the Term.

    IN WITNESS WHEREOF, the undersigned Sublessor and Sublessee have executed this Sublease effective as of the date and year first written above.

                        SUBLESSOR:

                        SALCOMP MANUFACTURING USA CORP.,
                        a Texas corporation

                        By:     /s/ Kenny Wilson    ___________________
                        Name:    Kenny Wilson
                        Title:     Co-Chief Executive Officer

                        SUBLESSEE:

                        ENPHASE ENERGY, INC.,
                        a Delaware corporation

                        By:     /s/ Mandy Yang___________________
                        Name:     Mandy Yang
                        Title:    EVP, Chief Financial Officer

Exhibits:

Exhibit A – Prime Lease
Exhibit B – Prime Sublease
Exhibit C – Depiction of the Subleased Premises